Exhibit 99.1

For Immediate Release

Caliper Life Sciences Reports Fourth Quarter and Full Year 2009 Results

HOPKINTON, Mass., March 9, 2010 — Caliper Life Sciences, Inc. (NASDAQ: CALP), today reported its fourth quarter and fiscal year 2009 results.

Fourth Quarter Results:

•      GAAP revenues for the quarter increased to $37.7 million, or 3%, from $36.7 million in the same period in 2008.  Fourth quarter revenue growth from the Company’s ongoing business operations, which excludes the effects of divested non-core operations (see table entitled “Non-GAAP Revenues”), was 13% compared to the same period in 2008.  The double-digit growth in revenue from ongoing operations resulted from continued adoption of Caliper’s LabChip and IVIS instrument platforms and a significant one-time microfluidics license fee recognized in the fourth quarter.  Foreign currency movements benefited total revenues by approximately 3% compared to the fourth quarter of 2008.

•      Total gross margin in the fourth quarter of 2009 was 49.5%, aided by the one-time license fee noted above, compared to 40.6% in the fourth quarter of 2008.  The combined gross margin of product and service revenues was 43.9% in the fourth quarter of 2009 compared to 37.6% in the fourth quarter of 2008.  The 630 basis point increase in combined product and service gross margin resulted primarily from instrument, consumable and service revenue growth generated by the Company’s microfluidic (LabChip) and imaging (IVIS) product lines along with product cost improvements through low-cost sourcing initiatives.

•      GAAP net income was $5.9 million for the quarter, or $0.11 per diluted share, compared to net loss of $46.3 million, or $0.95 per diluted share, in the fourth quarter of 2008. The $52.2 million net income improvement over 2008 included approximately $48.8 million of non-recurring benefit compared to 2008 related to goodwill impairment, restructuring charges (credits) and divestiture gains.

•      The Company achieved non-GAAP income of $0.05 per diluted share in the fourth quarter of 2009 compared to a non-GAAP net loss per diluted share of $0.02 in the same period in 2008 (see table entitled “Non-GAAP Earnings per Share”).

•      The Company generated $1.8 million in positive cash flow from operations during the fourth quarter of 2009 compared to $1.2 million in cash flow used in operations for the fourth quarter of 2008.

•      Cash, cash equivalents and marketable securities totaled $38.0 million as of December 31, 2009, compared to $26.7 million as of December 31, 2008.  Outstanding credit line borrowings were $14.9 million as of December 31, 2009, which was unchanged from December 31, 2008.

•      On December 11, 2009, Caliper entered into a First Loan Modification Agreement which extended the maturity of its $25 million bank credit facility to April 1, 2011. The credit facility serves as a source of capital for ongoing operations and working capital needs.

“We were pleased with our financial results and strategic progress in 2009.   LabChip and IVIS revenues grew over 20% in 2009 and now represent nearly 70% of total revenues.  This revenue is largely derived from patent protected products and is among our most profitable revenue, allowing us to increase gross margins and achieve EBITDA positive performance a year ahead of schedule,” commented Kevin Hrusovsky, Caliper’s president and CEO.  “Most importantly, we are excited about our growth momentum going into 2010, our expected entry into the rapidly expanding next generation sequencing market with the LabChip XT for sample preparation and enhancement, our improved balance sheet, and our sharpened strategic focus,” added Hrusovsky.

Recent Business Highlights:

•      Completed the strategic sale of our small animal services business (XenBio) to Taconic Farms, Inc. in an all cash transaction valued at approximately $11 million of cash, including $9.7 million of net proceeds received in the fourth quarter.

•      Granted a microfluidic patent portfolio license to Becton, Dickinson and Company (BD) to facilitate BD’s development of its next generation molecular diagnostics systems.

•      Developed an integrated robotic system that gained recognition as TIME Magazine’s No. 4 Top Scientific Discovery of 2009.  The system, conceived by Dr. Ross King of Aberystwyth University in Wales, and which had its achievements initially published in the journal Science, identified the role and function of uncharacterized yeast genes with virtually no human intervention.

•      Established a scientific advisory board to guide the Company’s efforts in automated sample preparation for next generation and third generation sequencing platforms.

•      Introduced the LabChip XT, an automated nucleic acid fractionation instrument, at the 2010 Advances in Genome Biology and Technology (AGBT) conference in February. LabChip XT eliminates a key bottleneck in the current workflow for next generation sequencing.

•      Filed suit, along with Stanford University, against Carestream Health, Inc. for willful infringement of seven patents (which comprise a portion of Caliper’s “Optical Imaging Patent Suite™”) that encompass methods for non-invasive in vivo imaging of fluorescence and bioluminescence in animals and that are exclusively licensed to Caliper from Stanford.

Fiscal 2009 Results:

•      GAAP revenues for fiscal 2009 decreased to $130.4 million, or 3%, from $134.1 million in 2008, with the decline having resulted primarily from recent strategic divestitures.  Full year revenue growth from the Company’s ongoing business operations, which excludes the effects of divested non-core operations (see table entitled “Non-GAAP Revenues”), was 7% compared to 2008.  Foreign currency movements unfavorably impacted total revenues by approximately 1% on a full year basis.

•      Gross margin for fiscal 2009 was 44.4% compared to 41.5% in 2008.  The combined gross margin related to product and service revenues was 39.6% in fiscal 2009 compared to 37.4% in 2008.  The principal drivers behind the gross margin improvements were an increase in the percentage of sales from higher margin instruments and consumables, primarily associated with the Company’s microfluidic (LabChip) and imaging (IVIS) product lines, and product cost reductions.

•      GAAP net loss for fiscal 2009 was $8.2 million, or $0.17 per share, compared to net loss of $68.3 million, or $1.42 per share in 2008.

•      Non-GAAP net loss per share was $0.12 for fiscal 2009 compared to a non-GAAP net loss per share $0.27 in 2008 (see table entitled “Non-GAAP Earnings per Share”).

2010 Guidance

Caliper is currently projecting organic revenue growth of between 3-6% in 2010 over 2009 pro forma revenue of $119.7 million.  Assuming current exchange rates, foreign currency is expected to have a positive impact of 1-1.5 percentage points on revenue growth in the first half of 2010, and a slightly unfavorable impact on revenue growth on a full year basis.

Use of Non-GAAP Financial Measures

Caliper supplements its GAAP financial reporting with certain non-GAAP financial measures. Reconciliations of Caliper’s GAAP to non-GAAP revenue and earnings per share are provided at the end of this release under “Reconciliation of GAAP to Non-GAAP Financial Measures.”

Certain revenue growth percentages in this press release are derived from non-GAAP revenues which exclude the impact of revenue from product lines which were divested in the fourth quarters of 2008 and 2009.  The term “organic” revenue growth eliminates the impact of these divestitures and foreign currency movements during the quarter to reflect growth percentages on a constant currency basis. Caliper believes that providing this additional information enhances investors’ understanding of the financial performance of Caliper’s operations and increases the comparability of its current financial statements to prior periods.

Caliper will discuss its fourth quarter and full year results in a conference call to be held today, March 9 at 9:00 a.m. ET. To participate in the call, please dial 888.679.8040 five to ten minutes prior to the call and use the participant passcode of 59178138. International callers may access the call by dialing 617.213.4851 and entering the same passcode. You may also pre-register for the call at https://www.theconferencingservice.com/prereg/key.process?key=P3JYBQRAK.

A live webcast of the call can be accessed at www.fulldisclosure.com or on the Caliper website at www.caliperLS.com in the Events section of the Investor Relations page. A webcast replay of the call will remain available until Caliper’s earnings call for the first quarter of 2010.

Telephone replays of the conference call will be available approximately two hours after the completion of the call. To access a telephone playback of the proceedings from March 9 through March 16, dial 888.286.8010 and use the participant passcode of 42549715. International callers can access the playback by dialing 617.801.6888 and using the same participant passcode.

About Caliper Life Sciences

Caliper Life Sciences is a premier provider of cutting-edge technologies enabling researchers in the life sciences industry to create life-saving and enhancing medicines and diagnostic tests more quickly and efficiently. Caliper is aggressively innovating new technology to bridge the gap between in vitro assays and in vivo results, enabling the translation of those results into cures for human disease. Caliper’s portfolio of offerings includes state-of-the-art microfluidics, lab automation & liquid handling, optical imaging technologies, and discovery & development outsourcing solutions. For more information please visit www.caliperLS.com.

The statements in this press release regarding future events, including statements regarding Caliper’s expected organic revenue growth in 2010, Caliper’s expectations regarding the impact of currency translation adjustments on reported revenue and Caliper’s expected entry into the next generation sequencing market with its new LabChip XT instrument are “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. These statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by the forward-looking statements as a result of a number of factors, including that Caliper’s expectations regarding demand for its products and services may not materialize if capital spending by Caliper’s customers declines, if competitors introduce new competitive products, or if Caliper is unable to convince potential customers regarding the superior performance of its drug discovery and imaging systems and other products, and unanticipated difficulties may be encountered in Caliper’s planned introduction of the LabChip XT instrument into the next generation sequencing market. Further information on risks faced by Caliper are detailed under the caption “Risks Related To Our Business” in Caliper’s Annual Report on Form 10-K for the year ended December 31, 2008. Our filings are available on a web site maintained by the Securities and Exchange Commission at http://www.sec.gov. Caliper does not undertake any obligation to update forward-looking or other statements in this release or the conference call.

NOTE:  Caliper, IVIS, and LabChip are registered trademarks of Caliper Life Sciences, Inc.

Contacts:

Peter F. McAree

SVP and Chief Financial Officer

508.497.2215

Media:

Stacey Holifield or Tom Pitta

Schwartz Communications

781.684.0770

CALIPER LIFE SCIENCES, INC.

SELECTED FINANCIAL INFORMATION

(unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008
Revenue:
Product revenue	$25,389	$25,495	$86,149	$85,149
Service revenue	7,709	8,873	31,471	37,734
License fees and contract revenue	4,558	2,327	12,792	11,171

Total revenue	37,656	36,695	130,412	134,054

Costs and expenses:
Cost of product revenue	13,606	15,857	49,636	52,178
Cost of service revenue	4,966	5,604	21,398	24,739
Cost of license revenue	430	323	1,487	1,477
Research and development	4,474	4,395	17,881	19,921
Selling, general and administrative	11,651	12,043	44,886	48,987
Impairment of goodwill	—	43,365	—	43,365
Amortization of intangible assets	1,927	1,592	6,589	8,313
Restructuring charges (credits), net	(357)	1,939	739	4,605

Total costs and expenses	36,697	85,118	142,616	203,585

Operating income (loss)	959	(48,423)	(12,204)	(69,531)
Interest expense, net	(146)	(210)	(681)	(794)
Gain on divestiture of product lines	4,942	2,119	4,942	2,119
Other income (expenses), net	139	613	(63)	521
Provision for income taxes	(43)	(378)	(219)	(607)

Net income (loss)	$5,851	$(46,279)	$(8,225)	$(68,292)

Net income (loss) per share, basic	$0.12	$(0.95)	$(0.17)	$(1.42)
Net income (loss) per share, diluted	$0.11	$(0.95)	$(0.17)	$(1.42)
Shares used in computing net income (loss) per common share, basic	49,131	48,490	48,896	48,114
Shares used in computing net income (loss) per common share, diluted	51,066	48,490	48,896	48,114

Reconciliation of GAAP to Non-GAAP Financial Measures

Non-GAAP Earnings per Share (see explanation of adjustments below)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2009	2008	2009	2008

GAAP EPS - Basic	$0.12	$(0.95)	$(0.17)	$(1.42)
Adjustments:
Acquisition related intangible amortization (1)	1,927	1,592	6,589	8,313
Restructuring and severance costs (2)	(357)	2,222	739	5,889
Impairment of goodwill (3)	—	43,365	—	43,365
Gain on divestiture of product lines (3)	(4,942)	(2,119)	(4,942)	(2,119)
Total Adjustments	$(3,372)	$45,060	$2,386	$55,448

Per share effect of total adjustments	(0.07)	0.93	0.05	1.15

Adjusted earnings (loss) per share - Basic	$0.05	$(0.02)	$(0.12)	$(0.27)
Adjusted earnings (loss) per share - Diluted	$0.05	$(0.02)	$(0.12)	$(0.27)

We use the term “adjusted earnings per share” or “adjusted EPS” to refer to GAAP earnings per share excluding amortization of intangible assets, impairment charges and restructuring and severance costs.  Adjusted earnings per share is calculated by subtracting the total per share effect of these adjustments from GAAP EPS.

The adjustments are as follows:

(1)   We exclude amortization of intangible assets from this measure because we believe intangible asset amortization charges do not represent what our management and our investors believe are the costs of developing, producing, supporting and selling our products and the costs to support our internal operating structure.

(2)   We exclude restructuring and severance costs from this measure because they tend to occur as a result of specific events such as acquisitions, divestitures, repositioning our business or other unusual events that could make comparisons of long-range trends difficult for management or investors and could distort performance measures involving our internal investments and the costs to support our operating structure.

(3)   We exclude the impairment of goodwill and the gain on divestiture of subsidiaries and product lines from this measure because they tend to occur as a result of specific events and also do not represent what our management and our investors believe are the costs of developing, producing, supporting and selling our products and the costs to support our internal operating structure.

Reconciliation of GAAP to Non-GAAP Financial Measures (continued)

Non-GAAP Revenues

	Fourth Quarter Ended December 31,
	GAAP		Non-GAAP Adjustments		Non-GAAP
	(in thousands)						GAAP	Non-GAAP
	2009	2008	2009	2008	2009	2008	% Chg	% Chg
Imaging	$16,000	$14,383	$(46)	$(106)	$15,954	$14,277	11%	12%
Research	18,396	17,630	—	(2,114)	18,396	15,516	4%	19%
CDAS	3,260	4,682	(1,847)	(2,799)	1,413	1,883	(30)%	(25)%
Total revenue	$37,656	$36,695	$(1,893)	$(5,019)	$35,763	$31,676	3%	13%

	Year Ended December 31,
	GAAP		Non-GAAP Adjustments(1)		Non-GAAP
	(in thousands)						GAAP	Non-GAAP
	2009	2008	2009	2008	2009	2008	% Chg	% Chg(2)
Imaging	$51,837	$45,765	$(215)	$(342)	$51,622	$45,423	13%	14%
Research	62,706	68,519	(342)	(11,308)	62,364	57,211	(8)%	9%
CDAS	15,869	19,770	(10,127)	(10,896)	5,742	8,874	(20)%	(35)%
Total revenue	$130,412	$134,054	$(10,684)	$(22,546)	$119,728	$111,508	(3)%	7%

(1)

For purposes of comparing growth rates for each of the three principal areas of our business, the above non-GAAP table reconciliations exclude revenues related to the PDQ and AutoTrace product lines divested in November 2008, as well as revenues related to Xenogen Biosciences Corporation which was divested in December 2009.

(2)	Currency effects reduced the above full year growth rates by 1% for both the Research and Imaging strategic business units, and by 2% on a total revenue basis for the full year.

CALIPER LIFE SCIENCES, INC.

SELECTED FINANCIAL INFORMATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	December 31,	December 31,
	2009	2008
	(unaudited)	*
Assets
Current assets:
Cash, cash equivalents and marketable securities	$38,047	$26,701
Accounts receivable, net	26,816	27,396
Inventories	11,525	17,579
Other current assets	2,385	2,481

Total current assets	78,773	74,157
Property and equipment, net	9,107	10,735
Intangible assets, net	25,222	34,399
Goodwill	21,011	22,905
Other assets	359	882

Total assets	$134,472	$143,078

Liabilities and stockholders’ equity
Current liabilities	$36,773	$39,367
Credit facility	14,900	14,900
Other long-term obligations	9,789	12,073
Stockholders’ equity	73,010	76,738

Total liabilities and stockholders’ equity	134,472	143,078

*Note: Derived from audited financial statements for the year ended December 31, 2008.

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